SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 15, 2006

SILVER DRAGON RESOURCES INC.
(Exact name of small business issuer as specified in its charter)

Delaware	0-29657	33-0727323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1121 Steeles Avenue West, Suite 803
Toronto, Ontario M2R 3W7
(Address of Principal Executive Offices) (Zip Code)

(416) 661-4989
(Registrant's telephone number)

None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 3 -Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On September 15, 2006 the Company completed private sales totaling 2,000,000 Units at US$1.00 per Unit for gross proceeds of US$2,000,000. Each Unit consists of one share of the Company's common stock and 2 one-half of one (1/2) common stock purchase warrants ("Warrant"). One whole warrant will entitle the holder to purchase an additional common share of the Company at any time over a period of two years from the date of closing of the private placement at exercise prices of $2.00 and $5.00.

The sale of the Units and underlying securities were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder. All of the purchasers of the shares were sophisticated and/or accredited investors

The funds received from the above-mentioned private placements will be used to meet the financial requirements for the Cerro Las Minitas transactions, the Sino Silver Corp. transaction and to pay legal and accounting fees and administrative expenses.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Regulation
S-B No.	Description

99.1	Press Release of Silver Dragon Resources, Inc. dated September 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.

SILVER DRAGON RESOURCES INC.

Date: September 22, 2006	/s/ Marc Hazout
By: Marc Hazout, President and Chief Executive Officer